Exhibit 10.1

CONSULTING AGREEMENT

PARTIES	DATA SCIENCES INTERNATIONAL, INC.	[the “COMPANY”]
4211 Lexington Avenue North, Suite 2244
St. Paul, MN 55126-6164
Phone: 651-481-7410
Fax: 651-481-7417

	Michael Berman	[the “CONSULTANT”]
10727 Genevieve Lane
Minnetonka, MN 55305
Phone: 952-512-1523
Fax:

DATE	June 28, 2001

RECITALS

A.            The parties wish to provide for the engagement of CONSULTANT by the COMPANY.

B.                                    CONSULTANT wishes to receive compensation from the COMPANY for CONSULTANT’s services, and the COMPANY desires reasonable protection of its confidential business and technical information which has been acquired and is being developed by the COMPANY at substantial expense.

AGREEMENT

The COMPANY and CONSULTANT, each intending to be legally bound, agree as follows:

1.                                      ENGAGEMENT. Subject to all of the terms and conditions of this Agreement, the COMPANY agrees to engage CONSULTANT as requested from time to time by an authorized officer of the COMPANY during the term of this Agreement and CONSULTANT agrees to consider acceptance of such engagement. CONSULTANT shall serve the COMPANY as an independent contractor and shall not be considered an employee of the COMPANY.

2.                                      DUTIES. CONSULTANT shall perform tasks as are set forth in the Statement of Work attached hereto as Exhibit A (“Duties). CONSULTANT will diligently and conscientiously perform his duties to the best of his ability. Services will be performed under the direction of BRIAN BROCKWAY, the COMPANY’S President and CEO, or his duly authorized representative.

3.                                       TIME COMMITMENT. CONSULTANT shall devote such time to perform his Duties as the parties may mutually agree.

4.                                       EFFECTIVE DATE. This Agreement shall become effective on the date set forth above.

5.                                      TERMINATION. Subject to the respective continuing obligations of the COMPANY and CONSULTANT under Sections 7, 8, and 9 below:

(a)                                 Either party may terminate this Agreement for any reason upon thirty (30) calendar days’ written notice to the other party.

6.                                      COMPENSATION. In consideration for CONSULTANT’S services under this Agreement, the COMPANY agrees to pay CONSULTANT a fee as mutually agreed to in advance of the initiation of each new set of CONSULTANT’S activities as may be requested from time to time by the COMPANY.

7.                                      INVENTIONS.

(a)                                 “Inventions,” as used in this Section 7, means any inventions, discoveries, improvements and ideas that CONSULTANT first conceives or first reduces to practice during the term of this Agreement (either alone or with others) and that:

(i)                                    concern directly the COMPANY’S business or the COMPANY’S present or demonstrably anticipated future research or development; or

(ii)                                 result from any work CONSULTANT performs for the COMPANY; or

(iii)                              uses the COMPANY’S equipment, supplies, facilities, or trade secret information.

(b)                                CONSULTANT agrees that all Inventions made by CONSULTANT during or within twelve (12) months after the term of this Agreement which relate in any manner to the subject matter involved in CONSULTANT’S duties as generally defined herein will be the COMPANY’S sole and exclusive property. CONSULTANT will, with respect to any Invention:

(i)                                    keep current, accurate and complete records, which will belong to the COMPANY and, upon the COMPANY’S request, be kept and stored on the COMPANY’S premises;

(ii)                                 promptly and fully disclose the existence and describe the nature of the Invention to the COMPANY in writing (and without request);

(iii)                              assign (and CONSULTANT does hereby assign) to the COMPANY all of CONSULTANT’S rights to the Invention, any applications CONSULTANT makes for patents in any country and any patents granted to CONSULTANT in any country; and

(iv)                             acknowledge and deliver promptly to the COMPANY any written instruments, and perform any other acts necessary in the COMPANY’S opinion to preserve property rights in the Invention against forfeiture abandonment or loss and to obtain and maintain letters patent and/or copyrights on the Invention and to vest the entire right and title to the Invention in the COMPANY.

(c)                                 CONSULTANT represents that, except as previously disclosed to the COMPANY in writing, as of the date of this Agreement, CONSULTANT has no rights under, and will make no claims against the COMPANY with respect to, any inventions, discoveries, improvements, ideas which would be Inventions if made, conceived or acquired by CONSULTANT during the term of this Agreement.

(d)                                With respect to any obligations performed by CONSULTANT under subsection 7(b) following termination of this Agreement, the COMPANY will pay CONSULTANT a minimum of Three Hundred Seventy Five dollars ($375) per hour and will pay or reimburse all reasonable out-of-pocket expenses.

8.                                      PUBLICATIONS. The COMPANY shall have the right to publish the results of CONSULTANT’S work under this Agreement at any time the COMPANY determines to be appropriate and desirable. CONSULTANT grants and agrees to grant to the COMPANY the perpetual, irrevocable, nonexclusive, worldwide, royalty-free right to copy, republish, reproduce, prepare derivative works, perform, display, distribute and use, in whole or in part, any material published by CONSULTANT, whether copyrighted or not, based on any information, conclusions or developments resulting from work under this Agreement. Any works of original authorship, including computer programs produced by CONSULTANT in the performance of the work called for by this Agreement shall be considered as “work made for hire” as that term is used in the Copyright Act.

9.             CONFIDENTIAL INFORMATION.

(a)                                 “Confidential Information,” as used in this Section 9, means information that is not generally known and that is proprietary to the COMPANY or that the COMPANY is obligated to treat as proprietary. Specifically, Confidential Information shall include but not be limited to the COMPANY’S customer or prospect lists, marketing and selling tactics or strategies planned or employed by the COMPANY, sales figures, market projections, product designs, materials used in products and manufacturing processes. CONSULTANT’S duties shall apply only to Confidential Information that is: (i) disclosed by the COMPANY in writing and is marked to indicate it is confidential at the time of disclosure; or that is (ii) disclosed by the COMPANY in any other manner including oral disclosure and is indicated to be confidential at the time of disclosure; or that is (iii) disclosed in the form of tangible products or materials transmitted to the CONSULTANT with an accompanying written memorandum.

(b)                                Except as specifically authorized by an authorized officer of the COMPANY or by written COMPANY policies, CONSULTANT will not use or disclose Confidential Information to any person who is not an employee of the COMPANY. Upon termination of this Agreement, CONSULTANT will promptly deliver to the COMPANY all records and any compositions, articles, devices, apparatus and other items that disclose, describe or embody Confidential Information or any Invention, including all copies, reproductions and specimens of the Confidential Information in CONSULTANT’S possession, regardless of who prepared them, and will promptly deliver any other property of the COMPANY in CONSULTANT’S possession, whether or not Confidential Information.

(c)                                 This Agreement imposes no obligation upon CONSULTANT with respect to Confidential Information that: (i) was in the CONSULTANT’S possession before receipt from the COMPANY; (ii) is or becomes available to the public through no fault of the CONSULTANT; (iii) is received in good faith by the CONSULTANT from a third party who had the right to provide it and is not subject to an obligation of confidentiality owed to the third party; or (iv) is independently developed by the CONSULTANT without reference to Confidential Information received hereunder.

(d)                                CONSULTANT’S duties with respect to Confidential Information under this Section 9 shall continue for five (5) years or until the information becomes publicly available to persons outside of the COMPANY, whichever occurs first.

(e)                                 CONSULTANT shall protect Confidential Information by using the same degree of care, but no less than a reasonable degree of care, to prevent the unauthorized disclosure of Confidential Information, as the CONSULTANT uses to protect his own confidential information of a like nature.

(f)                                   In the event that CONSULTANT is required by judicial or administrative process to disclose Confidential Information, CONSULTANT shall promptly notify the COMPANY and allow the COMPANY a reasonable time to oppose such process. If required under force of law, CONSULTANT must use best efforts to maintain the confidentiality of the Confidential Information by providing such Confidential Information under seal, protective order or under equivalent procedure.

10.           NON-COMPETE

(a)                                 “Conflicting Product,” as used in this Section 10, means any product, method or process, system or service of any person or organization other than the COMPANY, in existence or under development, which is the same as or similar to or competes with or has a usage allied to, a product, method or process, system or service upon which CONSULTANT works (in either a sales or non-sales capacity) during the last three years of his employment by the COMPANY, or about which CONSULTANT acquires Confidential Information.

(b)                                “Conflicting Organization” means any person or organization which is engaged in or about to become engaged in the development, production, marketing, leasing, selling or servicing of a Conflicting Product.

(c)                                 CONSULTANT agrees that for a period of twelve (12) months after the termination of the Agreement, CONSULTANT will not render services, directly or indirectly, in the United States, or in any other country, that assist any Conflicting Organization with the commercialization of a Conflicting Product.

11.                                EXPENSES. The COMPANY will reimburse CONSULTANT for all usual, reasonable and necessary expenses paid or incurred by CONSULTANT in the performance of CONSULTANT’S duties, provided that (i) the COMPANY shall have given its prior approval for such expenses, (ii) such expenses shall be incurred in accordance with all applicable COMPANY policies and (iii) CONSULTANT shall have submitted all receipts and other documentation required by such policies.

12.                                CONSULTANT BENEFITS. CONSULTANT shall not be entitled to participate in or receive any benefits applicable to employees of the COMPANY.

13.                                NO ADEOUATE REMEDY. CONSULTANT understands that if CONSULTANT fails to fulfill CONSULTANT’S obligations under this Agreement, the damages to the COMPANY might be difficult to determine. Therefore, in addition to any other rights or remedies available to the COMPANY at law, in equity, or by statute, CONSULTANT hereby consents to the specific enforcement of this Agreement by the COMPANY through an injunction or restraining order issued by an appropriate court.

14.           MISCELLANEOUS.

(a)                                 No Conflicts. CONSULTANT represents and warrants to the COMPANY that neither entering into of this Agreement nor the performance of any of CONSULTANT’S obligations hereunder will conflict with or constitute a breach under any obligation or CONSULTANT under any agreement or contract to which CONSULTANT is a party or any other obligation by which CONSULTANT is bound. Without limiting the foregoing, CONSULTANT agrees that at no time will CONSULTANT utilize any trade secrets or other intellectual property of any third party while performing services hereunder.

(b)                                Successors and Assigns. This Agreement is binding on and inures to the benefit of the COMPANY’S successors and assigns; provided, however, that the COMPANY may assign this Agreement only in connection with a merger, consolidation, assignment, sale or other disposition of substantially all of its assets or business. This Agreement is also binding on CONSULTANT’S heirs, successors, assigns and legal representatives.

(c)                                 Modification. This Agreement may be modified or amended only by a writing signed by both the COMPANY and CONSULTANT.

(d)                                Governing Law. The laws of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the COMPANY and CONSULTANT hereby consent to the exclusive jurisdiction of that court for this purpose.

(e)                                 Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement will be interpreted so that it is valid by a court of competent jurisdiction under the applicable law, that provision will remain effective to the extent not declared invalid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

(f)                                   Waivers. No failure or delay by either the COMPANY or CONSULTANT in exercising any right or remedy under this Agreement will waive any provision of the Agreement. No single or partial exercise by either the COMPANY or CONSULTANT of any right or remedy under this Agreement will preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by law or any related document.

(g)                                Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

(h)                                Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writing and understanding between the parties concerning the matters in this Agreement, including without limitation, any policy or personnel manuals of the COMPANY.

(i)                                    Notices. All notices and other communications required or permitted under this Agreement shall be in writing and either sent by certified First-Class mail, postage prepaid, or delivered in person, and shall be effective five (5) working days after mailing or on the next business work day if delivered in person, to the addresses stated at the beginning of this Agreement. These addresses may be changed at any time by like notice or delivery in person.

IN WITNESS WHEREOF, the COMPANY and CONSULTANT have executed this Agreement as of the date first above shown.

FOR:	DATA SCIENCES INTERNATIONAL, INC.	FOR: CONSULTANT

By:	/s/ Brian P. Brockway	By:	/s/ Michael Berman

Its: President & CEO		Its:

Date: July 28, 2001		Date: 8/3/01

Brian P. Brockway		Michael Berman
(Printed Name)		(Printed Name)

CONSULTING AGREEMENT
DATA SCIENCES INTERNATIONAL, INC.

EXHIBIT A

STATEMENT OF WORK

(“Duties”)

CONSULTANT’S work under this Agreement shall include the following:

•                  Provide strategic insight and experience and establish partnerships that will lead to a highly successful commercialization of DSI technology for use in human beings and subsequently to a liquidity event that will allow existing shareholders to diversify a significant portion of their assets prior to 2005.

•                  To make introductions to individuals with access to the expertise and capital needed to achieve DSI corporate goals.

TRANSOMA MEDICAL

April 8, 2004

Mr. Mike Berman
10727 Genevieve Lane
Minnetonka, MN 55305

Dear Mike:

After reviewing consulting agreements on file, it has come to my attention that your rate change was never officially recorded and filed. The new rate retroactive to your joining Transoma Medical’s Board of Directors on August 10, 2001 is $1,500 per day, post 2nd option grant. Everything else remains the same.

Please acknowledge this change by signing below and returning in the envelope provided. A fully executed copy will be sent to you.

Best regards,

/s/ Brian P. Brockway

Brian P. Brockway
President & CEO

BPB:jmf

FOR: TRANSOMA MEDICAL, INC.		FOR: CONSULTANT

By	/s/ Brian P. Brockway	By	/s/ Mike Berman

Its: President and CEO		Its:

Date: 4/13/04		Date:

Brian P. Brockway		Mike Berman
(Printed Name)		(Printed Name)